Cartesian Reports Fourth Quarter and Full Year 2015 Financial Results

Overland Park, KS – March 31, 2016 – Cartesian, Inc. (NASDAQ: CRTN), a specialist provider of consulting services and managed solutions to the global communications, technology and digital media industries, reported financial results for the fourth quarter and fiscal year ended January 2, 2016.

Q4 2015 Operational Highlights

●	Completed management changes, including promotion of Bill Hill to President and appointment of John Ferrara as CFO.

●	Deployed new managed solution, Incentive Management System (IMS) at a Tier 1 multi-system operator.

●	Farncombe subsidiary appointed by AACS LA as the first Authorized Robustness Consultant (ARC), responsible for ensuring the security of next-generation Ultra HD Blu-rayTM players.

●	Accepted as a supplier for the UK’s government procurement framework, G-Cloud 7, which allows the company to bid for government contracts related to cloud-based consulting services.

Q4 2015 Financial Highlights (results compared to the same year-ago quarter)

●	Non-GAAP revenues (on a constant currency basis) increased 20% to $22.5 million, while GAAP revenues were up 19% to $22.2 million (see reconciliation to GAAP, below).

●	Inventory impairment of $2.1 million recorded during Q4 2015, reducing GAAP gross margin. Non-GAAP gross margin consistent quarter-over-quarter.

●	Ended the quarter with $6.9 million in cash and $9.4 million in net working capital

Management Commentary
"Our business performed well in the fourth quarter," commented Cartesian CEO, Peter Woodward.  "Our revenue grew nicely including the Farncombe acquisition, and grew modestly despite currency headwinds, excluding the impact of the acquisition.  We completed the integration of Farncombe, delivered several key projects for new and existing customers, as well as strengthened our organization.   Our costs were impacted by the revaluation of Elutions-related inventory and by higher professional services costs, which we are working to manage.  Absent those unusual costs, our level of profitability would have demonstrated solid progress.  Overall, we are emerging from a period of significant organizational change as a stronger company, well positioned in several key growth areas of our industry.”

“Entering 2016, we are determined to improve our business model and focus our offering to areas that leverage our strong relationships and history.  This requires attention not only to discreet costs but to business process improvement that affect the profitability we realize on consulting and technology projects.  The markets we serve are changing at a rapid pace, proving ample opportunity for us to profitably grow.”

Q4 2015 Financial Results
Revenues in the fourth quarter of 2015 increased 5% sequentially to $22.2 million from $21.2 million in the prior quarter, and increased 19% from $18.7 million in the same year-ago period. The year-over-year increase was primarily due to revenues from Farncombe, which was acquired in July 2015 and which contributed $3.4 million in revenues during the fourth quarter of fiscal 2015. Excluding Farncombe, revenues in the fourth quarter of fiscal 2015 increased $0.1 million as compared to fiscal 2014, which included an unfavorable foreign currency impact of $0.3 million.

On a non-GAAP, constant currency basis, revenues in the fourth quarter of 2015 were $22.5 million, an increase of 20% from $18.7 million in the same year-ago period (see reconciliation to GAAP, below).

Gross profit was $5.9 million (26% of revenues) compared to $6.8 million (36% of revenues) in the fourth quarter of 2014. The decline in gross margin percentage was due to an inventory impairment. Excluding the inventory impairment, the gross margin percentage was 36%.

Selling, general and administrative expenses in the fourth quarter of 2015 were $8.4 million, compared to $7.1 million in the fourth quarter of 2014. The increase was primarily due to expenses from Farncombe, as well as, increases in technology costs and professional fees.  Excluding Farncombe, selling, general and administrative expenses were comparable to the prior year.

GAAP loss from operations in the fourth quarter of 2015 totaled $2.5 million, compared to GAAP loss from operations of $0.3 million in the fourth quarter of 2014.

Non-GAAP adjusted income from operations in the fourth quarter of 2015 totaled $275,000, compared to non-GAAP adjusted income from operations of $916,000 in the fourth quarter of 2014 (see reconciliation to GAAP, below).

GAAP net loss for the fourth quarter of 2015 totaled $2.8 million or $(0.32) per diluted share, compared to GAAP net loss of $0.4 million or $(0.04) per diluted share in the fourth quarter of 2014.

Non-GAAP adjusted net loss for the fourth quarter of 2015 totaled $11,000 or $(0.00) per diluted share, compared to non-GAAP adjusted net income of $655,000 or $0.08 per diluted share, in the same year-ago period (see reconciliation to GAAP, below).

As of January 2, 2016, cash and cash equivalents totaled $6.9 million as compared to $9.1 million at the end of the third quarter of fiscal 2015.

Fiscal Year 2015 Financial Results
For fiscal year 2015, revenues were $78.3 million, an increase of 9% from $71.7 million in fiscal year 2014. The increase was primarily due to revenues from Farncombe, which contributed $6.3 million in revenues during fiscal 2015. Excluding Farncombe, revenues in fiscal 2015 increased $0.3 million, which included an unfavorable foreign currency impact of $3.1 million.

On a non-GAAP, constant currency basis, revenues in fiscal year 2015 were $81.4 million, an increase of 14% from $71.7 million in fiscal year 2014 (see reconciliation to GAAP, below).

Gross profit was $25.7 million or 33% of revenues in fiscal year 2015, compared to $26.6 million or 37% of revenues in fiscal year 2014. The decline in gross margin percentage was primarily due to an inventory impairment.  Excluding the inventory impairment, the gross margin percentage was 36%.

Selling, general and administrative expenses were $31.9 million in fiscal year 2015, compared to $27.5 million in fiscal year 2014. The increase was primarily due to expenses from Farncombe, as well as, incremental expenses for lease termination charges, acquisition-related expenses and severance and related costs, as well as an increase in salaries and related costs to support the company’s revenue growth.

GAAP loss from operations in fiscal year 2015 totaled $6.2 million, compared to GAAP loss from operations of $0.9 million in fiscal year 2014.

Non-GAAP adjusted loss from operations in fiscal year 2015 totaled $21,000, compared to non-GAAP adjusted income from operations of $2.9 million in fiscal year 2014 (see reconciliation to GAAP, below).

GAAP net loss in fiscal year 2015 totaled $7.7 million or $(0.91) per diluted share, compared to GAAP net loss of $1.4 million or $(0.18) per diluted share in fiscal year 2014.

Non-GAAP adjusted net loss in fiscal year 2015 totaled $0.9 million or $(0.10) per diluted share, compared to non-GAAP adjusted net income of $3.8 million or $0.48 per diluted share in fiscal year 2014 (see reconciliation to GAAP, below).

Conference Call
Cartesian management will hold a conference call today (March 31, 2016) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss these results. The call may also include discussion of company developments, forward-looking information and other material information about Cartesian’s business and financial matters.

Cartesian CEO Peter Woodward and CFO John Ferrara will host the presentation, followed by a question and answer period.

Date: Thursday, March 31, 2016
Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)
U.S. dial-in: 1-877-407-0784
International dial-in: 1-201-689-8560

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

The conference call will be broadcasted live and available for replay via the investor section of the company's website.

A replay of the call will be available after 8:00 p.m. Eastern time on the same day through April 30, 2016.

U.S. replay dial-in: 1-877-870-5176
International replay dial-in: 1-858-384-5517
Replay ID: 13632534

About Cartesian, Inc.
Cartesian, Inc. (NASDAQ: CRTN) is a specialist provider of consulting services and managed solutions to leaders in the global communications, technology and digital media industries. Cartesian provides strategic advice, management consulting, and managed solutions to clients worldwide. The company has offices in Boston, Kansas City, London, New York, Philadelphia and Washington. For more information, visit www.cartesian.com.

Investor Contact:

Matt Glover or Najim Mostamand
Liolios Group, Inc.
949-574-3860
CRTN@liolios.com

Non-GAAP Adjustments
In addition to reporting results of operations on a GAAP basis, this press release contains certain non-GAAP adjustments which are described in the schedules accompanying this press release entitled “Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss and GAAP Loss from Operations to Non-GAAP Adjusted (Loss) Income from Operations” and “Reconciliation of Non-GAAP Constant Currency Revenues to GAAP Revenues.” In making non-GAAP adjustments to GAAP net loss and GAAP loss from operations, the Company took into account certain non-cash expenses and benefits and the impact of certain items that are generally not expected to be on-going in nature or that are unrelated to the Company’s core operations, including in each case tax effects as applicable. In calculating revenues for fiscal 2015 and the fourth quarter of fiscal 2015 on a constant currency basis, the Company applied average foreign exchange rates from fiscal 2014 and the fourth quarter of fiscal 2014, respectively, to the Company's foreign-denominated revenues in fiscal 2015 and the fourth quarter of fiscal 2015 (other than revenues from the Farncombe business acquired in the third quarter of fiscal 2015). Management believes non-GAAP financial information provides a useful basis for evaluating underlying business performance, but should not be considered in isolation and is not a substitute for GAAP financial information. The Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand Cartesian’s comparative operating performance for the periods presented.

Cartesian’s management uses the non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to the prior year’s period. Cartesian’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures. Although Cartesian’s management believes the non-GAAP financial measures are useful in evaluating the performance of its business, Cartesian acknowledges that items excluded from such measures have a material impact on the Company’s loss from operations, net loss,  net loss per diluted share and revenues calculated in accordance with GAAP.  Therefore, management uses non-GAAP measures in conjunction with GAAP results. Investors and other users of our financial information should also consider the above factors when evaluating Cartesian’s results.

Cautionary Statement Regarding Forward Looking Information
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company’s future business, financial condition and results of operations. Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements.  Factors that might affect actual results, performance, or achievements include, among other things, our ability to successfully integrate the operations of Farncombe France SARL and Farncombe Technology Limited with our operations, our ability to successfully implement our strategic relationship with Elutions, conditions in the telecommunications industry, overall economic and business conditions, the demand for the Company’s services (including the slowing of client decisions on proposals and project opportunities along with scope reduction of existing projects), the level of cash and non-cash expenditures incurred by the Company, our ability to protect client or Cartesian data or information systems from security breaches and cyber-attacks, technological advances and competitive factors in the markets in which the Company competes, foreign currency exchange rate fluctuations, and the factors described in this press release and in Cartesian’s filings with the Securities and Exchange Commission, including the risks described in its periodic reports filed with the SEC, including, but not limited to, “Cautionary Statement Regarding Forward Looking Information” under Part I of its Annual Report on Form 10-K for the fiscal year ended January 3, 2015 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. Any forward-looking statements made in this release speak only as of the date of this release. Cartesian does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

CARTESIAN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Thirteen Weeks Ended	Fourteen Weeks Ended	Fifty-two Weeks Ended	Fifty-three Weeks Ended
	January 2,	January 3,	January 2,	January 3,
	2016	2015	2016	2015

Revenues	$22,200	$18,686	$78,344	$71,675

Cost of services	14,258	11,870	50,252	45,088
Inventory impairment	2,075	-	2,375	-

Gross profit	5,867	6,816	25,717	26,587

Selling, general and administrative expenses (includes non-cash share-based compensation expense of $(139) and $334 for the thirteen weeks ended January 2, 2016 and the fourteen weeks ended January 3, 2015, respectively and $372 and $1,055 for the fiscal years ended January 2, 2016 and January 3, 2015, respectively)	8,359	7,094	31,923	27,468
Loss from operations	(2,492)	(278)	(6,206)	(881)
Other expense
Interest expense, net	(61)	(63)	(228)	(200)
Discount on note payable and transaction costs	-	-	-	(1,610)
Change in fair value of warrants and derivative liabilities	(4)	178	(615)	159
Incentive warrants expense	(6)	-	(63)	-
Other income	7	-	7	-
Total other expense	(64)	115	(899)	(1,651)
Loss before income taxes	(2,556)	(163)	(7,105)	(2,532)
Income tax (provision) benefit	(214)	(191)	(586)	1,121
Net loss	$(2,770)	$(354)	$(7,691)	$(1,411)

Net loss per basic and diluted common share	$(0.32)	$(0.04)	$(0.91)	$(0.18)

Weighted average shares used in calculation of net loss per basic and diluted common share	8,713	8,016	8,413	7,800

CARTESIAN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	January 2,	January 3,
	2016	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,879	$12,999
Accounts receivable, net	16,556	13,527
Inventory, net	625	3,000
Prepaid and other current assets	1,754	1,747
Total current assets	25,814	31,273

NONCURRENT ASSETS:
Property and equipment, net	2,511	1,292
Goodwill	11,071	8,015
Intangible assets, net	996	-
Deferred income tax assets	509	1,085
Other noncurrent assets	458	611
Total Assets	$41,359	$42,276

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$3,253	$1,806
Current borrowings	3,269	3,269
Liabilities for derivatives	952	337
Accrued payroll, bonuses and related expenses	5,125	3,899
Accrued severance liability and related costs	-	1,694
Deferred revenue	1,551	1,665
Accrued acquisition consideration	327	-
Other accrued liabilities	1,924	986
Total current liabilities	16,401	13,656

NONCURRENT LIABILITIES:
Deferred income tax liabilities	780	722
Deferred revenue	407	330
Contingent consideration liability	2,176	-
Other noncurrent liabilities	952	151
Total noncurrent liabilities	4,315	1,203

Total stockholders’ equity	20,643	27,417
Total Liabilities and Stockholders’ Equity	$41,359	$42,276

CARTESIAN, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED NET (LOSS) INCOME
AND GAAP LOSS FROM OPERATIONS TO NON-GAAP ADJUSTED (LOSS) INCOME FROM OPERATIONS
(unaudited)
(in thousands, except per share data)

	Thirteen Weeks Ended	Fourteen Weeks Ended	Fifty-two Weeks Ended	Fifty-three Weeks Ended
	January 2,	January 3,	January 2,	January 3,
	2016	2015	2016	2015

Reconciliation of GAAP loss from operations to non-GAAP adjusted income (loss) from operations:

GAAP loss from operations	$(2,492)	$(278)	$(6,206)	$(881)

Depreciation	235	140	952	628
Amortization of intangible assets	125	-	208	-
Accrued executive severance and related costs	-	573	821	1,943
Acquisition-related expenses	41	-	697	-
Non-cash share based compensation expense	(139)	334	372	1,057
Inventory impairment	2,075	-	2,375	-
Lease expense for discontinuation of office space	78	-	334	-
Fair value adjustment to contingent consideration	277	-	255	-
Foreign currency exchange loss on note payable	75	147	171	152
Adjustments to GAAP loss from operations	2,767	1,194	6,185	3,780

Non-GAAP adjusted income (loss) from operations	$275	$916	$(21)	$2,899

Reconciliation of GAAP net loss to non-GAAP adjusted net (loss) income:

GAAP net loss	$(2,770)	$(354)	$(7,691)	$(1,411)

Depreciation	235	140	952	628
Amortization of intangible assets	125	-	208	-
Accrued executive severance and related costs	-	573	821	1,943
Acquisition-related expenses	41	-	697	-
Non-cash share based compensation expense	(139)	334	372	1,057
Inventory impairment	2,075	-	2,375	-
Lease expense for discontinuation of office space	78	-	334	-
Fair value adjustment to contingent consideration	277	-	255	-
Discount on note payable and transaction costs	-	-	-	1,610
Change in fair value of derivative liabilities	4	(178)	615	(159)
Foreign currency exchange loss on note payable	75	147	171	152
Incentive warrants expense	6	-	63	-
Tax effect of applicable non-GAAP adjustments (1)	(18)	(7)	(42)	13
Adjustments to GAAP net loss	2,759	1,009	6,821	5,244

Non-GAAP adjusted net (loss) income	$(11)	$655	$(870)	$3,833

Reconciliation of GAAP net loss per diluted common share to non-GAAP adjusted net (loss) income per diluted common share:

GAAP net loss per diluted common share (2)	$(0.32)	$(0.04)	$(0.91)	$(0.18)

Depreciation	0.03	0.01	0.11	0.08
Amortization of intangible assets	0.01	-	0.03	-
Accrued executive severance and related costs	-	0.07	0.10	0.25
Acquisition-related expenses	0.01	-	0.08	-
Non-cash share based compensation expense	(0.02)	0.04	0.04	0.13
Inventory impairment	0.24	-	0.28	-
Lease expense for discontinuation of office space	0.01	-	0.04	-
Fair value adjustment to contingent consideration	0.03	-	0.03	-
Discount on note payable and transaction costs	-	-	-	0.20
Change in fair value of derivative liabilities	0.00	(0.02)	0.07	(0.02)
Foreign currency exchange loss on note payable	0.01	0.02	0.02	0.02
Incentive warrants expense	-	-	0.01	-
Tax effect of applicable non-GAAP adjustments (1)	(0.00)	-	-	-
Adjustments to GAAP net loss per diluted common share	0.32	0.12	0.81	0.66

Non-GAAP adjusted net (loss) income per diluted common share	$(0.00)	$0.08	$(0.10)	$0.48

Weighted average shares used in calculation of Non-GAAP adjusted net (loss) income per diluted common share (2)	8,713	8,292	8,413	8,019

(1) The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item after consideration of the Company's valuation allowance.

(2) The Company uses weighted average diluted common shares including the dilutive effect of stock options, non-vested shares and warrants in the calculation of GAAP net loss per diluted common share in this reconciliation in order to reconcile to Non-GAAP adjusted net income per diluted common share for the fourteen weeks and fifty-three weeks ended January 3, 2015.

CARTESIAN, INC.
RECONCILIATION OF GAAP REVENUES TO NON-GAAP CONSTANT CURRENCY REVENUES
(unaudited)
(in thousands, except growth rates)

	Thirteen	Fourteen		Fifty-two	Fifty-three
	Weeks Ended	Weeks Ended		Weeks Ended	Weeks Ended
	January 2,	January 3,	Year-Over-Year	January 2,	January 3,	Year-Over-Year
	2016	2015	Growth	2016	2015	Growth

Non-GAAP Constant Currency Revenues Reconciliation (1),(2)

GAAP revenues, as reported	$22,200	$18,686	18.8%	$78,344	$71,675	9.3%
Foreign currency exchange impact on 2015 revenues using 2014 average rates (2)	282			3,054
Non-GAAP revenues, at constant currency	$22,482	$18,686	20.3%	$81,398	$71,675	13.6%

(1) Non-GAAP revenues on a constant currency basis are calculated by applying the average foreign exchange rates for the fourteen and fifty-three weeks ended January 3, 2015 to foreign-denominated revenues in the comparable current year periods. The difference between non-GAAP revenues and revenues calculated in accordance with GAAP is shown as "foreign currency exchange impact" in the table above. Non-GAAP constant currency revenue growth (expressed as a percentage) is calculated by determining the increase in non-GAAP constant currency revenues in fiscal 2015 compared to GAAP revenues for the prior year.

(2) The calculation of the foreign currency exchange impact on our fiscal 2015 revenues is exclusive of the impact of the Farncombe acquisition on July 22, 2015.   Revenues for the Farncombe entities are included in our GAAP revenues, as reported from the date of acquisition through January 2, 2016.